EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement (Form S-1) of our report dated March 31, 2021, with respect to the audited financial statements of Data Storage Corporation, included in its Annual Report on Form 10-K for the years ended December 31, 2020 and 2019.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

www.rrbb.com

Somerset, New Jersey

August 24, 2021